BY-LAWS
OF
TCW STRATEGIC INCOME FUND, INC

Amended and Restated as of December 14, 2015
ARTICLE I
Offices

      Section 1.	Principal Office.  The
principal office of the Corporation shall be in the
City of Baltimore, State of Maryland.
      Section 2.	Other Offices.  The
Corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
Meetings of Stockholders
      Section 1.	Annual Meetings.  Annual
meetings of stockholders shall be held during the month of September and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting, at which shareholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

      Section 2.	Special Meetings.  Special
meetings of the stockholders, unless otherwise provided by law or by the Corporation's Charter, may be called for any purpose or purposes by a majority of the Board of Directors or the President, and shall be called by the President of Secretary on the written request of the stockholders as provided by Maryland General Corporation Law. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at it; provided, however, that unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months. Business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

      Section 3.	Place of Meetings.  The
annual meeting and any special meeting of the stockholders shall be held at such place within the United States, whether in or out of the State of Maryland, as the Board of Directors may from time to time determine.

      Section 4.	Notice of Meetings; Waiver
of Notice; Stockholder List. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and, if the meeting is a special meeting or notice of the meeting is required by statute, the purpose or purposes shall be given personally, by telex or by mail, not less than ten (10) nor more than ninety
(90) days before the date of such meeting, to each stockholder entitled to notice of the meeting.
Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. The notice of every meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such actions or persons as the Board of Directors may select.
      Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.
      At least five (5) days prior to each meeting of stockholders, the officer or agent having charge of the share transfer books of the Corporation shall make a complete list of stockholders entitled to vote at such meeting, in alphabetical order with the address of and the number of shares held by each stockholder.

      Section 5.	Quorum.  At any meeting of
stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under the statute or under the Charter of the Corporation for the vote necessary for the adoption of any measure.
If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting it is not broken by the subsequent withdrawal of any stockholders.

      Section 6.	Voting.  Except as
otherwise provided by statute or the Charter of the Corporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name of the record of stockholders of the Corporation as of the record date determined pursuant to Section 4 of Article VI of these By-
Laws or if such record date shall not have been so fixed, than at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) ninety days before the meeting. All voting rights for the election of directors are non-cumulative. A shareholder may vote the stock he owns of record either in person, by telephonic means, through use of the Internet or by written proxy signed by the shareholder or by his duly authorized attorney in fact.
      No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy is permitted by law. Except as otherwise provided by statute, the Charter of the Corporation or these By-laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders at which a quorum is present.

      Section 7.	Inspectors.  The board may,
in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote at the meeting shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at it, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

      Section 8.	Consent of Stockholders in
Lieu of Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting; if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and such consent and waiver are filed with the records of stockholders' meetings.

      Section 9.	Proposals of Stockholders.
            (a)	No business proposed by a
stockholder to be considered at an annual meeting
of stockholders shall be considered by the
stockholders at that meeting unless no less than
sixty days nor more than ninety days prior to the
first anniversary date ("anniversary date") of the
annual meeting for the preceding year, or, with
respect to annual meetings not scheduled to be held
within a period that commences thirty days before
the anniversary date and ends thirty days after the
anniversary date, by the later of the close of
business on the date sixty days prior to such
meeting or fourteen days following the date such
meeting is first publicly announced or disclosed, the
Secretary of the Corporation receives a written
notice from the stockholder proposing that business
that sets forth (1) the nature of the proposed
business with reasonable particularity, including the
exact text of any proposal to be presented for
adoption, and the reasons for conducting that
business at the annual or special meeting, (2) with
respect to each such stockholder, that stockholder's
name and address (as they appear on the records of
the Corporation), business address and telephone
number, residence address and telephone number,
and the number of shares of each class of stock of
the Corporation beneficially owned by that
stockholder, (3) any interest of the stockholder in
the proposed business, (4) the name or names of
each person nominated by the stockholder to be
elected or reelected as a director, if any, and (5)
with respect to each nominee, that nominee's name,
business address and telephone number, and
residence address and telephone number, the
number of shares, if any, of each class of stock of
the Corporation owned directly and beneficially by
that nominee, and all information relating to that
nominee that is required to be disclosed in
solicitations of proxies for elections of directors, or
is otherwise required, pursuant to Regulation 14A
under the Securities Exchange Act of 1934, as
amended ("Exchange Act") (or any provisions of
law subsequently replacing Regulation 14A),
together with a notarized letter signed by the
nominee stating his or her acceptance of the
nomination by that stockholder, stating his or her
intention to serve as director if elected, and
consenting to being named as a nominee for director
in any proxy statement relating to such election.
            (b)	Only such matters shall be
brought before a special meeting of stockholders as
shall have been brought before the special meeting
pursuant to the Corporation's notice of meeting.  In
the event the Corporation calls a special meeting of
stockholders for the purpose of electing one or more
directors to the Board of Directors, any stockholder
may nominate a person or persons (as the case may
be) for election to such position(s) as specified in
the Corporation's notice of meeting, if the notice
from a stockholder required by Section 9(a) hereof
shall be delivered to the Secretary of the
Corporation not later than the close of business
fourteen days following the day on which the date
of the special meeting and the nominees proposed
by the Board of Directors to be elected at such
meeting are publicly announced or disclosed.
            (c)	The chairman of the annual
or special meeting shall have the power and duty to
determine whether notice of matters proposed to be
brought before a meeting has been duly given in the
manner provided by this Section 9.  If the facts
warrant, he shall determine and declare to the
meeting that business was not properly brought
before the meeting in accordance with the
provisions of this Section 9, and, if he should so
determine, he shall so declare to the meeting that
any such business not properly brought before the
meeting shall not be considered or transacted.
            (d)	Nothing in this Section 9
shall be deemed to alter or amend the notice
requirements set forth in Rule 14a-4(c) under the
Exchange Act (or any provisions of law
subsequently replacing Rule 14a-4(c)) in connection
with the conferral of discretionary voting authority
at any annual or special meeting of stockholders.
This Section 9 shall not apply to stockholder
proposals made pursuant to Rule 14a-8 under the
Exchange Act (or any provisions of law
subsequently replacing Rule 14a-8), thus if an
eligible stockholder's proposal is to be included on
the Corporation's proxy card, and included along
with any supporting statement in the Corporation's
proxy statement, such proposal must be submitted
in accordance with Rule 14a-8 under the Exchange
Act.  The adjournment of an annual or special
meeting, or any announcement thereof, shall not
commence a new period for the giving of notice as
provided in this Section 9.
            (e)	For purposes of this
Section 9, a meeting date shall be deemed to have
been "publicly announced or disclosed" if such date
is disclosed in a press release disseminated by the
Corporation to a national news service or contained
in a document publicly filed by the Corporation
with the Securities and Exchange Commission.
ARTICLE III
Board of Directors
      Section 1.	General Powers.  Except as
otherwise provided in the Charter of the
Corporation, the business and affairs of the
Corporation shall be managed under the direction
of the Board of Directors.  All powers of the
Corporation may be exercised by or under
authority of the Board of Directors except as
conferred on or reserved to the stockholders by
law or by the Charter of the Corporation by these
By-Laws.
      Section 2.	Number of Directors.  The
number of directors shall be fixed from time to
time by resolution of the Board of Directors
adopted by a majority of the Directors then in
office, provided, however, that the number of
directors shall in no event be less than three
(except for any period during which shares of the
Corporation are held by fewer than three
stockholders).  Any vacancy created by an increase
in directors may be filled in accordance with
Section 7 of this Article III.  No reduction in the
number of directors shall have the effect of
removing any director from office prior to the
expiration of his term unless such director is
specifically removed pursuant to Section 6 of this
Article III at the time of such decrease.  Until the
first annual meeting of stockholders or until
successors are duly elected and qualify, the Board
shall consist of the persons named as such in the
Charter of the Corporation.  Directors need not be
stockholders.
      Section 3.	First Meeting of Directors.
The first meeting of each newly elected Board of
Directors shall be held immediately following and
at the same place as the annual meeting of
stockholders and no notice of such meeting shall
be necessary to the newly elected directors in order
legally to constitute the meeting, provided a
quorum shall be present.  In the event such
meeting is not held at the said time and place, the
meeting may be held at such time and place as
shall be specified in a notice given as hereinafter
provided for special meetings of the board of
directors, or as shall be specified in a written
waiver signed by all of the directors.
      Section 4.	Election and Term of
Directors.  At the first annual meeting of
stockholders and at each annual meeting
thereafter, the stockholders shall elect directors to
hold office.  The term of office of each director
shall be from the time of his election and
qualification until the annual election of directors
next succeeding his election and until his
successor shall have been elected and shall have
qualified, or until his death, or until he shall have
resigned, or have been removed as hereinafter
provided in these By-Laws, or as otherwise
provided by statute or the Charter of the
Corporation.
      Section 5.	Resignation.  A director of
the Corporation may resign at any time by giving
written notice of his resignation to the Board or the
Chairman of the Board or the President or the
Secretary.  Any such resignation shall take effect
at the time specified therein or, if the time when it
shall become effective shall not be specified
therein, immediately upon its receipt; and, unless
otherwise specified therein, the acceptance of such
resignation shall not be necessary to make it
effective.
      Section 6.	Removal of Directors.  Any
director of the Corporation may be removed, with
or without cause, by the stockholders by the
affirmative vote of a majority of all votes entitled
to be cast for the election of directors.
      Section 7.	Vacancies.  The
stockholders may elect a successor to fill a
vacancy on the Board of Directors which results
from a removal of a director pursuant to Section 6
of Article III of these By-Laws.  A majority of the
remaining directors, whether or not sufficient to
constitute a quorum, may fill a vacancy which
results from any cause except an increase in the
number of directors, and a majority of the entire
Board of Directors may fill a vacancy which
results from an increase in the number of directors;
provided however, that no vacancies shall be filled
by action of the remaining directors, if after the
filling of said vacancy or vacancies, less than two-
thirds of the directors then holding office shall
have been elected by the stockholders of the
Corporation if such action would violate the
Investment Company Act.  In the event that at any
time there is a vacancy in any office of a director
which vacancy may not be filled by the remaining
directors, a special meeting of the stockholders
shall be held as promptly as possible and in any
event within sixty days, for the purpose of filling
said vacancy or vacancies.  A director elected by
the Board of Directors to fill a vacancy which
results from the removal of a director serves for
the balance of the term of the removed director.
      Section 8.	Regular Meetings.  Regular
meetings of the Board may be held without notice
at such times and places in or out of the State of
Maryland as shall from time to time be determined
by the Board of Directors.
      Section 9.	Special Meetings.  Special
meetings of the Board may be called by the Chairman of the Board, the President, or by a majority of the directors either in writing or by vote at a meeting, and may be held at any place in or out of the State of Maryland as the Board may from time to time determine.

      Section 10.	Notice of Special Meetings.
Notice of each special meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone, telegraph, telex, cable or wireless, at least twenty-four hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held.

      Section 11.	Waiver of Notice of Special
Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting or who shall attend such meeting. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purposes of such meeting.

      Section 12.	Quorum and Voting.  A
majority of the entire Board of Directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by statute, the Charter of the Corporation, these By-Laws, the Investment
Company Act, or other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board; provided however, that the approval of any contract with an investment advisor or principal underwriter, as such terms are defined in the Investment Company Act, which the Corporation enters into or any renewal or amendment thereof, the approval of the fidelity bond required by the Investment Company Act, and the selection of the Corporation's independent public accountants shall each require the affirmative vote of a majority of the directors who are not interested persons, as defined in the Investment Company Act, of the Corporation. If a
Quorum shall not be present at any meeting of directors, the directors present thereat may by a majority vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a Quorum shall be present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

      Section 13.	Written Consent of
Directors in Lieu of a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of the proceedings of the Board or committee.

      Section 14.	Meeting by Conference
Telephone. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.
Participating in a meeting by these means constitutes presence in person at a meeting, except as otherwise provided by statute.

      Section 15.	Compensation.  The
directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. A director may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, or both such fixed sum and stated salary. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

      Section 16.	Chairman of the Board.  The
Board of Directors shall elect one of its members
to serve as the Chairman of the Board (the
"Chairman").  The Chairman must not be an
"interested person" of the Corporation, as that term
is defined in Section 2(a)(19) of the Investment
Company Act.  The Chairman shall:
      	(i)	preside at all meetings of the
Board of Directors and of the shareholders of the
Corporation at which he is present;
      	(ii)	develop board and
shareholder meeting agendas in consultation with
management of the Corporation (including the
investment adviser(s) of the Corporation) and
counsel;
      	(iii)	be available for consultation
with Committee Chairs in the development of
Committee agendas;
      	(iv)	act as primary liaison
between the Board of Directors and the investment
adviser(s) of the Corporation;
      	(v)	represent the members of the
Board of Directors who are not interested persons of
the Corporation in any issues of interest to such
directors, including matters requiring
communication with the Corporation's investment
adviser(s), independent auditors, counsel or other
service providers; and
      	(vi)	be available for consultation
with the officers and directors of the Corporation,
including directors who are interested persons of the
Corporation, and representatives of the
Corporation's investment adviser(s), independent
auditors, counsel and other service providers; and
      	(vii)	perform such other duties and
functions as from time to time may be assigned by
the Board of Directors.
      In performing these duties:
      	(i)	the Chairman, in consultation
with other directors, management and counsel, as
the Chairman deems appropriate, may determine the
general nature and extent of information that should
be provided from time to time to the Board of
Directors to inform them on developments in the
operations, administration and investment activities
of the Corporation and on significant regulatory and
business matters of which the Chairman is aware
and believes to be of importance, provided,
however, that this paragraph shall in no way limit
the ability of any other director to request that the
Board be provided with any information that such
director deems appropriate; and
      	(ii)	The Chairman shall not have
management or management oversight
responsibilities and shall not be deemed to be an officer of the Corporation for any purpose.
      Nothing in these by-laws or in the
performance of the services that the Chairman provides as Chairman shall be construed to increase or decrease the responsibilities of the Chairman beyond those of a director of the Corporation who is not serving as the Chairman, nor shall these provisions be construed to reduce the duties and responsibilities of the other directors of the Corporation or of management.
ARTICLE IV
Committees

      Section 1.	Executive Committee.  The
Board may, by resolution adopted by a majority of the entire Board, designate an Executive
Committee consisting of two or more of the directors of the Corporation, which committee shall have and may exercise all the powers and authority of the Board with respect to all matters other than as set forth in Section 3 of this Article.

      Section 2.	Other Committees of the
Board. The Board of Directors may from time to time, by resolution adopted by a majority of the whole Board, designate one or more other committees of the Board, each such committee to consist of two or more directors and to have such powers and duties as the Board of Directors may, by resolution, prescribe.

      Section 3.	Limitation of Committee
Powers.  No committee of the Board shall have
power or authority to:
            (a)	recommend to stockholders
any action requiring authorization of stockholders
pursuant to statute or the Charter of the
Corporation;
            (b)	approve or terminate any
contract with an investment adviser or principal
underwriter, as such terms are defined in the
Investment Company Act;
            (c)	amend or repeal these By-
Laws or adopt new by-laws; or
            (d)	approve any merger or share
exchange which does not require stockholder approval.

      Section 4.	General.  A majority of the
members of any committee shall be present in person at any meeting of such committee in order to constitute a Quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee; any member of any committee shall be deemed to be present in person if such member participates in the meeting by conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence of disqualification of any member or any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members, to replace any absent or disqualified member, or to dissolve any such committee. All committees shall keep written minutes of their proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board;
provided, however, that third parties shall not be affected by any such revision or alteration.

ARTICLE V
Officers, Agents and Employees

      Section 1.	Number and Qualifications.
The Officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.
None of the officers, except the President, need be members of the Board of Directors. The Board of Directors may elect or appoint one or more Vice
Presidents and may also appoint such other officers, agents and employees as it may deem necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Such officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until the meeting of the Board following the next annual meeting of the stockholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided by these By-Laws. The Board may from time to time elect or appoint or delegate to the President the power to appoint, such officers (including one or more
Assistant Vice Presidents, one or more Assistant
Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

      Section 2.	Resignations.  Any officer
of the Corporation may resign at any time by giving written notice of his resignation to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein immediately upon its receipt; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 3.	Removal of Officer, Agent
or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors if in its judgment it finds that the best interests of the Corporation will be served. The
Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

      Section 4.	Vacancies.  A vacancy in
any office, whether arising from death,
resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

      Section 5.	Compensation.  The
compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any committee. No officer shall be precluded from receiving such compensation by reason of the fact that he is also a director of the Corporation.

      Section 6.	Bonds or other Security.  If
required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

      Section 7.	President.  The President
shall be the chief executive officer of the Corporation and shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed.
He shall, if present, preside at each meeting of the stockholders and the Board, unless a Chairman of the Board is appointed and is present at any such meeting. He shall perform all duties incident to the office of President and chief executive officer and such other duties as may from time to time be assigned to him by the Board.

      Section 8.	Vice Presidents.  Each Vice-
President shall perform all such duties as from time to time may be assigned to him, by the Board or the President.

      Section 9.	Treasurer.  The Treasurer
shall:
            (a)	have charge and custody of,
and be responsible for, all the funds and securities
of the Corporation, except these which the
Corporation has placed in the custody of a bank or
trust company or member of a national securities
exchange (as that term is defined in the Securities
Exchange Act of 1934) pursuant to a written
agreement designating such bank or trust company
or member of a national securities exchange as
custodian of the property of the Corporation;
            (b)	keep full and accurate
accounts of receipts and disbursements in books
belonging to the Corporation except that such
functions may be delegated to the custodian of the
property of the Corporation pursuant to a written
agreement;
            (c)	cause all moneys and other
valuables to be deposited to the credit of the
Corporation;
            (d)	receive, and give receipts for,
moneys due and payable to the Corporation from
any source whatsoever;
            (e)	disburse the funds of the
Corporation and supervise the investment of its
funds as ordered or authorized by the Board, taking
proper vouchers therefor; and
            (f)	in general, perform all the
duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.

      Section 10.	Assistant Treasurers.  In the
absence or disability of the Treasurer, or when so directed by the Treasurer, any Assistant Treasurer may perform any or all of the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Each Assistant Treasurer shall perform all such other duties as from time to time may be conferred upon or assigned to him by the Board of Directors, the President or the Treasurer.

      Section 11.	Secretary.  The Secretary
shall:
            (a)	keep or cause to be kept in
one or more books provided for the purpose, the
minutes of all meetings of the Board, the
committees of the Board and the stockholders;
            (b)	see that all notices are duly
given in accordance with the provisions of these
By-Laws and as required by law;
            (c)	be custodian of the records
and the seal of the Corporation and affix and attest
the seal to all stock certificates of the Corporation,
if any, (unless the seal of the Corporation on such
certificates shall be a facsimile, as hereinafter
provided) and affix and attest the seal to all other
documents to be executed on behalf of the
Corporation under its seal;
            (d)	see that the books, reports,
statements, certificates and other documents and
records required by law to be kept and filed are
properly kept and filed; and
            (e)	in general, perform all the
duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.

      Section 12.	Assistant Secretaries.  In the
absence or disability of the Secretary, or when so directed by the Secretary, any Assistant Secretary may perform any or all of the powers of, and be subject to all restrictions upon, the Secretary.
Each Assistant Secretary shall perform such other duties as from time to time may be conferred upon or assigned to him by the Board of Directors, the President or the Secretary.

      Section 13.	Delegation of Duties.  In
case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE VI

Capital Stock
      Section 1.	Stock Certificates.  Each
stockholder shall be entitled to have a certificate or certificates, in such form as shall be approved by the Board which shall represent and certify the number of shares of stock of the Corporation owned by him; provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by the President or a Vice
President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

      Section 2.	Transfer of Shares.  Upon
surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

      Section 3.	Transfer Agents and
Registrars. The Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation shall have a transfer agent or until registered by a registrar, if the Corporation shall have a registrar. The duties of transfer agent and registrar may be combined.

      Section 4.	Record Date and Closing of
Transfer Books. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than ninety
(90) days, and in case of a meeting of stockholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

      Section 5.	Regulations.  The Board
may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

      Section 6.	Lost, Stolen, Destroyed or
Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed or upon receipt of other satisfactory evidence of such loss or destruction. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond, with sufficient surety, to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

      Section 7.	Stock Ledgers.  The
Corporation shall not be required to keep original or duplicate stock ledgers at its principal office in the City of Baltimore, Maryland, but stock ledgers shall be kept at the offices of the transfer agent of the Corporation's capital stock. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

ARTICLE VII
General Provisions

      Section 1.	Seal.  The Board of
Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal on a document, it is sufficient to meet any requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

      Section 2.	Fiscal Year.  Unless
otherwise determined by the Board, the fiscal year of the Corporation shall end on the 31st day of December in each year.

      Section 3.	Depositories.  The funds of
the Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.

      Section 4.	Custodians.  All securities
and other investments shall be deposited in the safekeeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safekeeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act, and the general rules and regulations thereunder.

      Section 5.	Dividends.  Dividends upon
the capital stock of the Corporation, subject to the provisions of the Charter of the Corporation, if any, may be authorized by the Board of Directors at any regular or special meeting, pursuant to law.
Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of the Maryland General Corporation Law and of the
Charter of the Corporation, and further subject to the provisions of any dividend investment plan or other similar plan which the Board of Directors may adopt, which may give stockholders the right to receive dividends and distributions in cash and/or shares at their option, and may provide that such shares shall be issued at net asset value notwithstanding that the same is below market value.

      Section 6.	Checks, Notes, Drafts, etc.
Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors shall from time to time designate.

      Section 7.	Reports.  The Corporation
shall transmit to its stockholders semi-annual unaudited or audited reports of its financial condition and annual reports audited by independent public accountants.

      Section 8.	Amendments.  These By-
Laws or any of them may be amended, altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided that notice of the proposed amendment, alteration or repeal be contained in the notice of such special meeting. These By-Laws may also be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors.

ARTICLE VIII
Indemnification
            (a)	Subject to the exceptions and
limitations contained in paragraph (b) below:
                  (i)	every person who is,
or has been, a director or officer of the Corporation
shall be indemnified by the Corporation to the
fullest extent permitted by law against all liability
and against all expenses reasonably incurred or paid
by him in connection with any claim, action, suit or
proceeding in which he becomes involved as a party
or otherwise by virtue of his being or having been a
director or officer and against amounts paid or
incurred by him in the settlement thereof;
                  (ii)	the words "claim,"
"action," "suit" or "proceeding" shall apply to all
claims, actions, suits or proceedings (civil, criminal
or other, including appeals), actual or threatened;
and the words "liability" and "expenses" shall
include, without limitation, attorneys' fees, costs,
judgments, amounts paid in settlement, fines,
penalties and other liabilities.
            (b)	No indemnification shall be
provided hereunder to a director or officer:
                  (i)	against any liability to
the Corporation or the shareholders by reason of
willful misfeasance, bad faith, gross negligence or
reckless disregard of the duties involved in the
conduct of his office;
                  (ii)	with respect to any
matter as to which he shall have been finally
adjudicated not to have acted in good faith in the
reasonable belief that his action was in the best
interest of the Corporation.
                  (iii)	in the event of a
settlement or other disposition not involving a final
adjudication as provided in paragraph (b)(ii)
resulting in a payment by a director or officer,
unless there has been a determination that such
director or officer did not engage in willful
misfeasance, bad faith, gross negligence or reckless
disregard of the duties involved in the conduct of
his office:
                        (A)	by the court or
other body approving the settlement or other
disposition, or
                        (B)	based upon a
review of readily available facts (as opposed to a
full trial-type inquiry) by (x) vote of a majority of
the Non-interested Directors acting on the matter
(provided that a majority of the Non-interested
Directors then in office act on the matter) or (y)
written opinion of independent legal counsel.
            (c)	The rights of indemnification
herein provided may be insured against by policies
maintained by the Corporation, shall be severable,
shall not affect any other rights to which any
director or officer may now or hereafter be entitled,
shall continue as to a person who has ceased to be
such director or officer and shall inure to the benefit
of the heirs, executors, administrators and assigns of
such a person.	Nothing contained herein
shall affect any rights to indemnification to which
personnel of the Corporation other than directors
and officers may be entitled by contract or
otherwise under law.
            (d)	Expenses of preparation and
presentation of a defense to any claim, action, suit
or proceeding of the character described in
paragraph (a) of this Article VIII may be advanced
by the Corporation prior to final disposition thereof
upon receipt of an undertaking by or on behalf of
the recipient to repay such amount if it is ultimately
determined that he is not entitled to indemnification
under this Article VIII, provided that either:
                  (i)	such undertaking is
secured by a surety bond or some other appropriate
security provided by the recipient, or the
Corporation shall be insured against losses arising
out of any such advances; or
                  (ii)	a majority of the Non-
interested Directors acting an the matter (provided
that a majority of the Non-interested Directors act
on the matter) or an independent legal counsel in a
written opinion shall determine, based upon a
review of readily available facts (as opposed to a
full trial-type inquiry), that there is reason to believe
that the recipient ultimately will be found entitled to
indemnification.
            (e)	The Board of Directors may
make further provision consistent with law for
indemnification and advance of expenses to any
director or officer by resolution, agreement or
otherwise.  The indemnification provided by this
Article shall not be deemed exclusive of any other
right, with respect to indemnification or otherwise,
to which those seeking indemnification may be
entitled under any insurance or other agreement or
resolution of stockholders or Non-interested
Directors or otherwise.
            (f)	Neither the amendment nor
repeal of this Article VIII, nor the adoption or amendment of any other provision of the By-Laws or Charter of the Corporation inconsistent with this
Article VIII, shall apply to or affect in any respect the applicability of this Article VIII with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
      As used in this Article VIII, a "Non-
interested Director" is one who is not (i) an "Interested Person" (within the meaning of that term under the Investment Company Act) of the Corporation (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), or (ii) involved in the claim, action, suit or proceeding.

      ARTICLE IX
      Forum for Adjudication of Disputes
      Unless the Corporation consents in writing
to the selection of an alternative forum, the sole and
exclusive forum for:
      (i)	any derivative action or proceeding
brought on behalf of the Corporation;
      (ii)	any action asserting a claim of
breach of a duty owed by any director, officer or
agent of the Corporation to the Corporation or the
stockholders;
      (iii)	any action asserting a claim arising
pursuant to any provision of the Maryland General
Corporation Law or the Charter or these Bylaws;
      (iv)	any action to interpret, apply,
enforce or determine the validity of the Charter or
these Bylaws; or
      (v)	any action asserting a claim
governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United
States District Court for the District of Maryland,
Baltimore Division (each, a "Covered Action").

      Any person purchasing or otherwise
acquiring or holding any shares of stock of the Corporation or any series or class thereof shall be
(i) deemed to have notice of and consented to the provisions of this Article IX, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Article IX.

      If any Covered Action is filed in a court other than the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division (a
"Foreign Action") in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Circuit Court for Baltimore City, Maryland and the United States
District Court for the District of Maryland,
Baltimore Division in connection with any action brought in any such courts to enforce the first paragraph of this Article IX (an "Enforcement
Action") and (ii) having service of process made upon such stockholder in any such Enforcement
Action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder.

      If any provision or provisions of this Article
IX shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this
Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.




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TCW0121798.1